SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Rule 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 22, 2019
CRH MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)
British Columbia, Canada	001-37542	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 578 – 999 Canada Place, World Trade Center, Vancouver, British Columbia, Canada		V6C 3E1
(Address of principal executive offices)		(Zip Code)

(604) 633-1440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRHM	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

EXPLANATORY NOTE

On October 23, 2019, CRH Medical Corporation (the “Company”) submitted to the Securities and Exchange Commission a Form 8-K (the “Original 8-K”) relating to the Company’s entrance into a new three-year revolving credit facility, and erroneously reported information relating to this event solely under Item 7.01 of Form 8-K. The purpose of this Amendment is to rectify the furnishing of the information reported in the Original 8-K soley under Item 7.01 and to also report and file such information relating to the new three-year revolving credit facility pursuant to Item 1.01 of Form 8-K. In all other respects, the Original 8-K remains unchanged.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 22, 2019, the Company entered into a new Credit Agreement by and among the Company, the lenders and other loan parties thereto, including certain of the Company’s subsidiaries, and JP Morgan Chase Bank, as Administrative Agent (the "New Facility"), to replace and refinance its existing Second Amended and Restated Credit Agreement, dated as of June 26, 2017 (the “Existing Facility”). Proceeds of the New Facility were used to pay-off and terminate the Existing Facility. As compared to the Existing Facility, the New Facility, among other things, (a) extended the Company’s revolving credit maturity date to October 22, 2022, (b) increased the size of borrowing capacity from $100 million to $200 million and (c) reduced the interest payable by the Company to a range of LIBOR plus 125 basis points up to LIBOR plus 175 basis points. The New Facility consists of a committed $125 million facility and access to an “accordion feature” that would increase the amount of credit available to the Company by $75 million. The New Facility also includes customary covenants and events of default for credit facilities of its nature.

The foregoing descriptions of the Existing Facility and the New Facility are qualified in their entirety by reference to the full text of the Existing Facility, which is filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the full text of the New Facility, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRH MEDICAL CORPORATION
(Registrant)

Date: October 29, 2019	By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Chief Financial Officer